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                                                                   Exhibit 4(a)

                                   SCHEDULE

ANNUITY NUMBER: [001-00001]                    ISSUE DATE: [NOVEMBER 1, 2008]

TYPE OF BUSINESS: [NON-QUALIFIED]

PARTICIPANT: [JOHN DOE]

DATE OF BIRTH: [OCTOBER 21, 1940]              SEX: [MALE]

PARTICIPANT: [MARY DOE]

DATE OF BIRTH: [OCTOBER 15, 1940]              SEX: [FEMALE]

ANNUITANT: [JOHN DOE]

ANNUITANT'S DATE OF BIRTH: [OCTOBER 21, 1940]

ANNUITANT'S SEX: [MALE]

ANNUITY DATE: [FEBRUARY 01, 2025]

CONTINGENT ANNUITANT: AS NAMED IN ANY ENROLLMENT FORM OR LATER CHANGED

BENEFICIARY: AS NAMED IN ANY ENROLLMENT FORM OR LATER CHANGED OR, IF NOT
             NAMED, UNDER THE TERMS OF THIS ANNUITY

PURCHASE PAYMENT: $[10,000]                    NET PURCHASE PAYMENT: $[10,000]


MINIMUM ADDITIONAL PURCHASE PAYMENT: $[100]

MINIMUM WITHDRAWAL AMOUNT: $[100]

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL: $[1,000]

MINIMUM ANNUITY PAYMENT: $[100 PER MONTH]

CONTINGENT DEFERRED SALES CHARGE:

            [LENGTH OF TIME                 PERCENTAGE OF PURCHASE
            SINCE THE ISSUE DATE           PAYMENTS BEING LIQUIDATED
            --------------------           -------------------------
            0-1 year                                  7.0%
            1-2 years                                 6.0%
            2-3 years                                 5.0%
            3-4 years                                 4.0%
            4-5 years                                 3.0%
            5-6 years                                 2.0%
            6-7 years                                 1.0%
            7 + years                                0.00%]

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                             SCHEDULE (CONTINUED)

TRANSFER FEE: $[15 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR]

MAINTENANCE FEE: [LESSER OF $35 OR 2% OF ACCOUNT VALUE, BUT ONLY IF THE ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000]

INSURANCE CHARGE: [1.15%]

DISTRIBUTION FEE: [NOT APPLICABLE]

FIXED INVESTMENT OPTION: [NOT AVAILABLE]

INDEX: [THE INDEX IS BASED ON THE STRIP YIELDS PROVIDED TO US BY AN INDEPENDENT PRICING SERVICE OF OUR CHOICE AS OF THE DATE WE DECLARE A RATE OF INTEREST. THE APPLICABLE TERM (LENGTH OF TIME FROM ISSUANCE TO MATURITY) OF THE STRIPS IS THE SAME AS THE DURATION OF THE GUARANTEE PERIOD. IF NO STRIPS ARE AVAILABLE FOR SUCH TERM, STRIPS FOR THE NEXT SHORTEST TERM ARE USED. IF THE UNITED STATES TREASURY DISCONTINUES OFFERING ANY OF THE APPLICABLE CERTIFICATES OF INDEBTEDNESS UPON WHICH STRIPS ARE BASED OR IF THERE IS ANY DISRUPTION IN THE MARKET FOR STRIPS THAT WOULD HAVE AN IMPACT ON OUR ABILITY TO OBTAIN MARKET VALUATIONS FOR SUCH INSTRUMENTS, WE WILL SUBSTITUTE INDEXES WHICH IN OUR OPINION ARE COMPARABLE.]

INTEREST RATE MINIMUM:  [2.25 PER CENT (2.25%) LESS THAN THE AMOUNT DETERMINED
                        BY THE INDEX. IN NO EVENT WILL THE MINIMUM BE LESS THAN ZERO.]

VARIABLE SEPARATE ACCOUNT:  [PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                            VARIABLE ACCOUNT B]

FIXED SEPARATE ACCOUNT:  [PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                         SEPARATE ACCOUNT D]

OWNER: [PRUDENTIAL ANNUITIES INSURANCE TRUST]

CONTRACT: [083]

OFFICE: PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

                                P. O. Box 7960
                            PHILADELPHIA, PA 19176
                           Telephone: 1-800-752-6342
                          www.prudentialannuities.com